Calculation of Filing Fee Tables
S-3
ASSURED GUARANTY LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Assured Guaranty Ltd	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Shares of Assured Guaranty Ltd.	457(r)				0.0001381
Fees to be Paid	3	Other	Depositary Shares of Assured Guaranty Ltd.	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities of Assured Guaranty Ltd.	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants to Purchase Common Shares of Assured Guaranty Ltd	457(r)				0.0001381
Fees to be Paid	6	Other	Warrants to Purchase Preferred Shares of Assured Guaranty Ltd.	457(r)				0.0001381
Fees to be Paid	7	Other	Warrants to Purchase Debt Securities of Assured Guaranty Ltd.	457(r)				0.0001381
Fees to be Paid	8	Other	Share Purchase Contracts of Assured Guaranty Ltd.	457(r)				0.0001381
Fees to be Paid	9	Other	Share Purchase Units of Assured Guaranty Ltd.	457(r)				0.0001381
Fees to be Paid	10	Debt	Debt Securities of Assured Guaranty US Holdings Inc.	457(r)				0.0001381
Fees to be Paid	11	Other	Guarantee of Debt Securities of Assured Guaranty US Holdings Inc. by Assured Guaranty Ltd.	457(r)				0.0001381
Fees to be Paid	12	Debt	Debt Securities of Assured Guaranty Municipal Holdings Inc.	457(r)				0.0001381
Fees to be Paid	13	Other	Guarantee of Debt Securities of Assured Guaranty Municipal Holdings Inc. by Assured Guaranty Ltd.	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fees associated with the registration of the offer and sale of the aforementioned securities. Registration fees will be paid subsequently on a "pay as you go" basis. The registrants will calculate the registration fee applicable to an offering of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such offering. An indeterminate number and aggregate initial offering price of securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered pursuant to this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, settlement, exchange or conversion of other securities.

[2]	See note 1.

[3]	See note 1. Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred shares and will be evidenced by a depositary receipt.

[4]	See note 1.

[5]	See note 1.

[6]	See note 1.

[7]	See note 1.

[8]	See note 1.

[9]	See note 1.

[10]	See note 1.

[11]	See note 1. No separate consideration will be received for the guarantees of the debt securities issued by Assured Guaranty US Holdings Inc. Accordingly, pursuant to Rule 457(n) of the Securities Act, no separate filing fee is required.

[12]	See note 1.

[13]	See note 1. No separate consideration will be received for the guarantees of the debt securities issued by Assured Guaranty Municipal Holdings Inc. Accordingly, pursuant to Rule 457(n) of the Securities Act, no separate filing fee is required.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date